UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) March 31, 2006

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 800-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As required by the terms of the previously filed February 21, 2006 employment agreement with Frank V. McMahon, The First American Corporation entered into a Stock Option Award Agreement and a Restricted Stock Award Agreement with Mr. McMahon on March 31, 2006. Pursuant to these agreements, Mr. McMahon received 300,000 options to purchase the company’s Common shares at $39.16 per share, and 33,334 restricted company Common shares. Both the options and the restricted shares vest in five equal annual increments commencing on the first anniversary of the grant, subject to accelerated vesting in full in the event that Mr. McMahon is terminated without cause or voluntarily resigns for good reason, or upon a change of control of the company. The agreements are attached hereto in their entirety as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Stock Option Award Agreement dated as of March 31, 2006 between The First American Corporation and Frank V. McMahon.

99.2	Restricted Stock Award Agreement dated as of March 31, 2006 between The First American Corporation and Frank V. McMahon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: March 31, 2006	By:	/s/ Kenneth D. DeGiorgio
		Name:	Kenneth D. DeGiorgio
		Title:	Senior Vice President